Exhibit 107
Calculation of Filing Fee Tables
Form
S-3ASR
(Form Type)
Cullinan Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	456(b) and 457(r)	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock	456(b) and 457(r)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	456(b) and 457(r)	—	—	—	—	—

Fees to Be Paid	Other	Depositary Shares(3)	456(b) and 457(r)	—	—	—	—	—

Fees to Be Paid	Other	Subscription Rights(4)	456(b) and 457(r)	—	—	—	—	—

Fees to Be Paid	Other	Purchase Contracts(5)	456(b) and 457(r)	—	—	—	—	—

Fees to Be Paid	Equity	Warrants	456(b) and 457(r)	—	—	—	—	—

Fees to Be Paid	Equity	Units(6)	456(b) and 457(r)	—	—	—	—	—

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	—	—	$200,000,000	0.00013810	$27,620

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$200,000,000(1)		$27,620(1)(7)

	Total Fees Previously Paid							—

	Total Fee Offsets							$27,620

	Net Fee Due							$0(7)

(1)
The amount to be registered consists of an indeterminate amount of common stock, preferred stock, debt securities, depositary shares, subscription rights, purchase contracts, warrants and/or units that may be offered and sold from time to time in one or more offerings, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)
The registrant hereby defers payment of the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 456(b) and 457(r) under the Securities Act, other than with respect to any registration fee associated with the primary offering of common stock described in the table in connection with the filing of this Registration Statement.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in fractional shares of preferred stock and will be evidenced by a depositary receipt.
(4)	The subscription rights may be issued independently or together with any other security and may or may not be transferable.
(5)
The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, the registrant’s debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.

(6)
Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another.

(7)
Pursuant to Rule 457(p) under the Securities Act, the securities registered pursuant to this registration statement include $310,628,094 of unsold shares (the “Unsold Securities”) of common stock, preferred stock, debt securities, depositary shares, subscription rights, purchase contracts, warrants and/or units previously registered pursuant to a prospectus filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023, as amended (the “Prior Prospectus”), to the Registration Statement on Form
S-3
(File
No. 333-2703844),
which was filed with the SEC on March 9, 2023, as amended (the “Prior Registration Statement”), relating to the offer and sale of common stock, preferred stock, debt securities, depositary shares, subscription rights, purchase contracts, warrants and/or units having an aggregate offering price of up to $350,000,000, including $125,000,000 in connection with the Registrant’s at-the-market
offering program. In connection with the filing of the Prior Prospectus, the registrant made a contemporaneous fee payment in the amount of $38,570. As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $310,628,094 were not sold under the Prior Prospectus, and the registration fee that has already been paid and remains unused with respect to the Unsold Securities will be applied to shares of common stock that are being registered pursuant to this registration statement. Pursuant to Rule 457(p), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(1)(2)	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		X	X	X		X

Fee Offset Sources	X	X	X		X						X

Rule 457(p)

Fee Offset Claims	Cullinan Therapeutics, Inc.	S-3	333-270384	3/9/2023		$27,620	Unallocated (Universal)Shelf	Unallocated (Universal)Shelf	35,934,291	$310,628,094

Fee Offset Sources	Cullinan Therapeutics, Inc.	S-3	333-270384		3/9/2023						$38,570
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)
The amount to be registered consists of an indeterminate amount of common stock, preferred stock, debt securities, depositary shares, subscription rights, purchase contracts, warrants and/or units that may be offered and sold from time to time in one or more offerings, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)
The registrant hereby defers payment of the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 456(b) and 457(r) under the Securities Act, other than with respect to any registration fee associated with the primary offering of common stock described in Table 1 in connection with the filing of this Registration Statement.

(3)
Pursuant to Rule 457(p) under the Securities Act, the securities registered pursuant to this registration statement include $310,628,094 of unsold shares (the “Unsold Securities”) of common stock, preferred stock, debt securities, depositary shares, subscription rights, purchase contracts, warrants and/or units previously registered pursuant to a prospectus filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023, as amended (the “Prior Prospectus”), to the Registration Statement on Form
S-3
(File
No. 333-2703844),
which was filed with the SEC on March 9, 2023, as amended (the “Prior Registration Statement”), relating to the offer and sale of common stock, preferred stock, debt securities, depositary shares, subscription rights, purchase contracts, warrants and/or units having an aggregate offering price of up to $350,000,000, including $125,000,000 in connection with the Registrant’s at-the-market
offering program. In connection with the filing of the Prior Prospectus, the registrant made a contemporaneous fee payment in the amount of $38,570. As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $310,628,094 were not sold under the Prior Prospectus, and the registration fee that has already been paid and remains unused with respect to the Unsold Securities will be applied to shares of common stock that are being registered pursuant to this registration statement. Pursuant to Rule 457(p), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

X	X	X	X	X	X	X